UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 1, 2019

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ALIGN TECHNOLOGY INC

(Exact name of registrant as specified in its charter)

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Delaware	0-32259	94-3267295
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2820 Orchard Parkway
San Jose, California 95134

(Address of Principal Executive Offices) (Zip Code)

(408) 470-1000

 (Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ALGN	The NASDAQ Stock Market LLC (NASDAQ Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company,indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

The Board of Directors of Align Technology, Inc. (“Align”) appointed Anne Myong, 52, to its board of directors, effective August 1, 2019. In connection with this appointment, the Board of Directors increased the size of the Board from ten to eleven directors. Align expects Ms. Myong to stand for election at the next annual meeting of stockholders scheduled to be held in May 2020.

There are no arrangements or understandings pursuant to which Ms. Myong was appointed by our Board of Directors as Director. There are no family arrangements between Ms. Myong and any of our other officer or directors or any person or entity affiliated with us.

A copy of the press release announcing Ms. Myong’s appointment to the Board of Directors is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated August 1, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIGN TECHNOLOGY, INC.

Date: August 1, 2019	By:	/s/ Julie Coletti
Julie Coletti
SVP, Chief Legal and Regulatory Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 1, 2019